SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2011

SAVICORP

(formerly known as Savi Media Group, Inc.)

(Exact name of registrant as specified in its charter)

Nevada		91-1766174
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
2530 South Birch Street
Santa Ana, California 92707
(Address of principal executive offices)

(877) 611-7284
(Issuer’s Telephone Number)

_____________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On or about July 28, 2011, SaviCorp, a Nevada corporation, formerly known as Savi Media Group, Inc. (the “Company”) entered into a Repayment Agreement (the “Repayment Agreement”) with YA Global Investments, L.P., a Cayman Islands exempt limited partnership formerly known as Cornell Capital Partners, L.P. (“YA Global”).

On or about July 10, 2006, the Company and YA Global, then known as Cornell Capital Partners, L.P., entered into a Securities Purchase Agreement which was subsequently amended and restated on August 17, 2006 (collectively the “SPA”) wherein the Company issued and sold to YA Global secured convertible debentures in the aggregate amount of approximately US$2,485,000 (collectively, the “Debentures”) and certain warrants (collectively the “Prior Warrants” and with the Debentures, the “Securities”) to purchase an aggregate of 2,900,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

In connection with the SPA, the Company and YA Global entered into ancillary agreements, including a Security Agreement, an Insider Pledge and Escrow Agreement, a Registration Rights Agreement, and other related documents (the SPA and such ancillary agreements are collectively referred to hereinafter as “Financing Documents”). Copies of the Financing Documents have been attached to the Company’s prior filings with the United States Securities and Exchange Commission (the “SEC”) and are hereby incorporated in their entirety by reference.

Pursuant to the terms of the Repayment Agreement, all of the Company’s obligations under the Financing Documents have been terminated in full.  Without limitation, all amounts otherwise due under the Debentures are deemed satisfied in full, the Prior Warrants are deemed cancelled, and any and all security interests granted by the Company in favor of YA Global pursuant to the Financing Documents have been extinguished, including the release of 4,000,000 shares of Series A Preferred Stock held in escrow.  In exchange for the foregoing, the Company delivered to YA Global: (i) a one-time cash payment of US$550,000; and (ii) new warrants to purchase up to 25,000,000 shares of Common Stock at an exercise price of $0.0119 (the “Current Warrants”). The Current Warrants expire on or about July 28, 2014. A copy of the Repayment Agreement and Current Warrants have been attached as exhibits to this Form 8-K and are hereby incorporated in their entirety by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed above in Item 1.01, the Company entered into the Repayment Agreement, thus terminating its obligations under the Financing Documents.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described above, pursuant to the terms of the Repayment Agreement, the Company agreed to issue the Current Warrants to YA Global.

Item 7.01 Regulation FD Disclosure.

Press Releases

On August 2, 2011, the Company issued a press release relating to the events as described herein. A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

Number	Description
10.1	Repayment Agreement between SaviCorp and YA Global Investments, L.P. dated July 28, 2011
10.2	Warrants issued to YA Global Investments, L.P. dated July 29, 2011
99.1

Press release dated as of August 2, 2011 entitled “SaviCorp Finalizes Settlement Agreement with Existing and Outstanding Security Holders; Removes Substantial Debt from Balance Sheet” (Deemed Furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 2, 2011	SaviCorp /s/ Serge Monros
By: Serge Monros Its: Chief Executive Officer

3